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Exhibit 10.1

SECOND AMENDMENT TO LEASE

        SECOND AMENDMENT TO LEASE dated as of this 22 day of August, 2008 by and between MORTIMER B. ZUCKERMAN AND EDWARD H. LINDE, Trustees of 91 Hartwell Avenue Trust under Declaration of Trust dated September 28, 1981 filed with the Middlesex South Registry as Document No. 616455 as amended by instruments dated December 10, 1984 and April 17, 1991 respectively filed with said Registry District as Document Nos. 675674 and 844541 but not individually ("Landlord") and SYNTA PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS

        A.    Landlord and Tenant are parties to (i) that certain Lease Agreement dated as of January 13, 2005 (as amended by the instrument hereinafter described in subsection (ii), the "Lease") and (ii) that certain First Amendment to Lease dated as of September 7, 2007 (the "First Amendment"), in connection with certain premises located at 91 Hartwell Avenue, Lexington, Massachusetts (the "Building"), consisting of 13,764 square feet of rentable floor area on the second (2nd) floor and 8,068 square feet of rentable floor area on the third (3rd) floor collectively (the "Rentable Floor Area of the Premises") in the Building (referred to in the Lease as the "Premises" or "Tenant's Space").

        B.    Landlord now desires to lease to Tenant and Tenant now desires to hire and lease from Landlord an additional 8,386 square feet of rentable floor area (the "Rentable Floor Area of the Additional Premises") located on the second (2nd) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the "Additional Premises"), upon all of the same terms and conditions set forth in the Lease except for those terms and conditions amended herein (the "Second Amendment").

        C.    Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Lease.

        NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.     Effective as of October 1, 2008 (the "Additional Premises Commencement Date"), the Additional Premises shall constitute a part of the "Premises" demised to Tenant under the Lease, so that the Premises (as defined in Section 1.1 of the Lease) shall include both the Initial Premises and the Additional Premises and shall contain a total of 30,218 square feet of rentable floor area. By way of example the option to extend the Term of the Lease provided in Section 5 of the First Amendment shall apply to both the Initial Premises and the Additional Premises collectively but not to either space independently.

        2.     (A) The Term of the Lease for both the Initial Premises and the Additional Premises shall be coterminous and shall expire at the end of the First Extended Term on August 31, 2009, unless extended or sooner terminated as provided in the Lease.

              (B) Section 5(A) of the First Amendment is hereby amended by deleting the words and numerals "fourteen (14)" in the third line thereof and substituting the words and numerals "twenty-seven (27)" therefor.

        3.     (A) Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in Section 3(B) of the First Amendment.

              (B) Commencing on the Additional Premises Commencement Date continuing through the expiration or earlier termination of the First Extended Term, Annual Fixed Rent for the Additional Premises shall be payable at the annual rate of $251,580.00 (being the product of (i) $30.00 and (ii) the Rentable Floor Area of the Additional Premises (being 8,386 square feet)).

              (C) Annual Fixed Rent for the Initial Premises during the Second Extended Term (if exercised) shall be payable as set forth in Section 5(C) of the First Amendment.

              (D) Annual Fixed Rent for the Additional Premises during the Second Extended Term (if exercised) shall be payable at the annual rate of $251,580.00 (being the product of (i) $30.00 and (ii) the Rentable Floor Area of the Additional Premises (being 8,386 square feet)). Base Operating Expenses and Base Taxes for the Additional Premises during the Second Extended Term (if exercised) shall be calculated in accordance with Section 4(B) contained herein.

        4.     (A) For the purposes of computing Tenant's payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease, Tenant's payments for Landlord's Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease), for the portion of the Term on and after the Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall comprise a total of 30,218 square feet including both the Rentable Floor Area of the Initial Premises (being 21,832 square feet) and the Rentable Floor Area of the Additional Premises (being 8,386 square feet) and "Tenant's Share" and "Tenant's Tax Share" (as those terms are defined in Sections 2.6 and 2.7 of the Lease, respectively) shall be 24.7% and 26%, respectively. For the portion of the Lease Term prior to the Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall continue to be the Rentable Floor Area of the Initial Premises for such purposes and "Tenant's Share" and "Tenant's Tax Share" shall continue to be 17.85% and 18.79%, respectively.

              (B) Base Operating Expenses and Base Taxes for the Additional Premises during the First Extended Term (and the Second Extended Term, if exercised) shall be the same as for the Initial Premises, as set forth in Section 4 of the First Amendment.

        5.     (A) Landlord shall, at Landlord's sole cost and expense, perform the work shown on the plans (the "Additional Premises Plans") listed on Exhibit B annexed hereto ("Landlord's Additional Premises Work") in order to prepare the Additional Premises for Tenant's use and occupancy. It shall be Landlord's obligation to obtain all necessary permits for the construction of the Landlord's Additional Premises Work, together with a certificate of occupancy or other like governmental approval to the extent the same is required for the occupancy of the Additional Premises by Tenant for the Permitted Use. Landlord shall have no responsibility for the installation or connection of Tenant's computer, telephone, other communication equipment, systems or wiring. Subject to (i) delays caused by Tenant, Tenant's contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Additional Premises for Tenant's occupancy (including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture) and (ii) delays due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control, Landlord shall use its best efforts to have the Landlord's Additional Premises Work substantially completed on or before the Additional Premises Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord's Additional Premises Work in the Additional Premises by any given date (provided that Landlord has used best efforts as aforesaid) and the Term of the Lease with respect to the Additional Premises shall commence on the Additional Premises Commencement Date irrespective of whether such Landlord's Additional Premises Work has been completed as of such date.

              (B) Landlord shall permit Tenant access for installing Tenant's trade fixtures in portions of the Additional Premises prior to the Additional Premises Commencement Date when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent, Operating Expenses Allocable to the Premises, Landlord's Tax Expenses Allocable to the Premises and electricity respecting the Additional Premises) and shall be at Tenant's sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant (unless and to the extent the same is caused by Landlord's negligence or willful misconduct).

              (C) Landlord's Additional Premises Work shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and all Insurance Requirements (as such terms are defined in the Lease). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed the Landlord's Additional Premises Work required under this Second Amendment not later than the sixth (6th) full calendar month next beginning after the date on which the Landlord's Additional Premises Work has been substantially completed, Tenant shall be deemed conclusively to have approved Landlord's construction and shall have no claim that Landlord has failed to perform any of Landlord's obligations under this Second Amendment. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Additional Premises Plans and as to which, in any case, Tenant shall have given notice to Landlord, as aforesaid; provided, however, that Landlord agrees that upon and after the expiration of the aforesaid six (6) month period, Landlord shall, at Tenant's request and at Tenant's sole cost and expense, enforce and exercise on behalf of Tenant any and all construction and manufacturers' warranties and guaranties with respect to the Additional Premises to the extent still in force and effect at the time of Tenant's request. For the purposes of this Second Amendment, "substantial completion" means that (i) the Landlord's Additional Premises Work has been completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Additional Premises (i.e. so-called "punch list" items), and (ii) permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Additional Premises for the Permitted Use.

              (D) Notwithstanding anything contained in the Lease or in this Second Amendment to the contrary, Landlord shall be responsible (i) for correcting any component of the Landlord's Additional Premises Work which are not in compliance with Legal Requirements in effect as of the date of this Second Amendment (unless such non-compliance is caused by Tenant), whether or not such notice is given within six (6) months following substantial completion, and (ii) for performing, as part of the Landlord's Additional Premises Work, all work necessary to obtain a certificate of occupancy or other like governmental approval (to the extent the same is required for the occupancy of the Additional Premises by Tenant for the Permitted Use) whether or not such work is contemplated by the Additional Premises Plans, except and to the extent that Tenant requests that the Additional Premises Plans be modified in any way or that the need for such certificate or approval is caused by any work being performed by Tenant, Tenant's contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Additional Premises for Tenant's occupancy (including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture).

              (E) Notwithstanding anything contained in the Lease to the contrary, it is understood and agreed that Tenant shall not be required to remove any component of the Landlord's Additional Premises Work upon the expiration or earlier termination of the Lease Term.

        6.     For the portion of the Term from and after the Additional Premises Commencement Date, the Number of Tenant Parking Spaces (as defined in Section 1.1 of the Lease) shall be increased to One Hundred Six (106).

        7.     (A) It is acknowledged and agreed that Landlord is currently holding a security deposit in the amount of Thirty-Five Thousand Four Hundred Seventy-Seven and 00/100 Dollars ($35,477.00) in accordance with the terms and provisions of Section 8.20 of the Lease.

              (B) Concurrently with the execution of this Second Amendment, Tenant shall pay to Landlord an additional security deposit (the "Additional Security Deposit") in the amount of Sixty-Eight Thousand and 00/100 ($68,000.00) and Landlord shall hold the same, throughout the First Extended Term, pursuant to and in accordance with the terms and provisions of this Section 7(B). The Additional Security Deposit shall in the form of either cash or an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit"). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor's Professional Rating Service of BBB- or a comparable minimum rating from Moody's Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit C, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord's managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section 7(B), and Tenant's failure to provide the same within ten (10) days following Landlord's written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of the First Extended Term or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of Section 8.20 of the Lease and this Section 7(B). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit.

              (C) It is acknowledged and agreed that the Additional Security Deposit is being provided by Tenant in order to secure the costs of the Landlord's Additional Premises Work that will not have been amortized as of the expiration of the First Extended Term, and accordingly that Landlord shall be entitled to retain the Additional Security Deposit in full in the event that Tenant does not exercise its option to extend the Term of the Lease for the Second Extended Term in accordance with the provisions of Section 5 of the First Amendment. If, however, Tenant shall exercise its option to extend the Term of the Lease for the Second Extended Term, Landlord shall return to Tenant the amount of the Additional Security Deposit then being held by Landlord within thirty (30) days after the commencement of the Second Extended Term. Landlord shall have no right to draw down on the

Additional Security Deposit unless and until such time as Tenant shall have failed to timely exercise (or shall otherwise affirmatively elected not to exercise) its option to extend the Term of the Lease for the Second Extended Term in accordance with the provisions of Section 5 of the First Amendment. In the event that Landlord does thus draw down on the Additional Security Deposit, Landlord shall under no circumstances be required to apply any of the proceeds thereof to any of the obligations of Tenant under the Lease.

        8.     (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment except for Richard Barry Joyce & Partners (the "Broker"); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

              (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment except for the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

        9.     Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as herein amended.

Page Ends Here

        EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:		LANDLORD:
91 HARTWELL AVENUE TRUST
		By:	Boston Properties Limited Partnership, its sole beneficiary
		By:	Boston Properties, Inc., its general partner
/s/ Illegible		By:	/s/ David C. Provost
		Name:	David C. Provost
		Title:	Senior Vice President Boston Properties
ATTEST:		TENANT:
SYNTA PHARMACEUTICALS, INC.
By:	/s/ Wendy E. Rieder	By:	/s/ Keith Ehrlich
Name:	Wendy E. Rieder	Name:	Keith Ehrlich
Title:	Secretary or Assistant Secretary	Title:	President or Vice President (Hereto duly authorized)
		By:	/s/ Keith Ehrlich
		Name:	Keith Ehrlich
		Title:	Treasurer or Assistant Treasurer

EXHIBIT A

Additional Premises

[FLOOR PLAN]

EXHIBIT B

Landlord's Additional Premises Work

[WORK PLANS AND FLOOR PLANS]

EXHIBIT C

Form of Letter of Credit

(Letterhead of a money center bank
acceptable to the Owner)

                        , 2008

[insert name of landlord]
c/o Boston Properties, Inc.
Prudential Center
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199-8103

Gentlemen:

        We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [insert name of tenant], the aggregate amount of                                    Dollars ($                                    ). You shall have the right to make partial draws against this Letter of Credit from time to time.

        Funds under this Letter of Credit are available to the beneficiary hereof as follows:

        Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [insert name of landlord] ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

        This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [insert address of building, including city and state in which it is located]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

        The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

        This Letter of Credit shall expire on [insert expiration date].

        Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Holder, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Holder, that this Letter of Credit will not be renewed.

        This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,
(Name of Issuing Bank)
By:

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  Exhibit 10.1